EXHIBIT 10.9

PROVIDENT FINANCIAL SERVICES, INC.

BOARD OF DIRECTORS

VOLUNTARY FEE DEFERRAL PLAN

Effective January 1, 2005

Amended and Restated Effective as of December 31, 2008

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PROVIDENT FINANCIAL SERVICES, INC.

BOARD OF DIRECTORS

VOLUNTARY FEE DEFERRAL PLAN

ARTICLE I

DEFINITIONS

The following definitions shall apply for the purposes of this Plan unless a different meaning is clearly indicated by the context:

Section 1.1 Acceleration Event means, with respect to a Participant, any of the events described in section 7.1 on the basis of which the Administrator may permit acceleration of the payment of the balance credited to the Participant’s Memorandum Account.

Section 1.2 Administrator means any person, committee, corporation or organization appointed by the Board to perform responsibilities assigned to the Administrator hereunder. If no designation is made the Board will serve as the Administrator.

Section 1.3 Beneficiary means the person or persons designated by a Participant under section 7.3 of the Plan.

Section 1.4 Board means the Board of Directors of the Company.

Section 1.5 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 1.6 Company means Provident Financial Services, Inc. or any successor thereto.

Section 1.7 Change in Control Event means, with respect to a Participant: (a) a change in ownership of the Participant’s Service Recipient; (b) a change in effective control of the Participant’s Service Recipient; or (c) a change in the ownership of a substantial portion of the assets of the Participant’s Service Recipient. The existence of a Change in Control Event shall be determined by the Administrator in accordance with section 409A of the Code and the regulations thereunder.

Section 1.8 Cash Compensation means the monetary compensation payable to a Non-Employee Director for service as a member of the board of directors of a Participating Company, including retainer payments and fees for attendance at board and committee meetings.

Section 1.9 Disability means, with respect to a Participant: (a) any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of at least twelve (12) months and as a result of which either: (i) the Participant is unable to engage in any substantial gainful activity or (ii) the Participant has been receiving income replacement benefits for a period of at least three (3) months under an accident and health plan covering employees of the Participant’s employer, or (b) any condition as a result of which the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board, or (c), solely for purposes of section 2.3, any medically determinable physical or mental impairment resulting in the Participant’s inability to perform the duties of his or her position or any substantially similar position, where such impairment can be expected to result in death or last for a continuous period of not less than six (6) months. The existence of a Disability shall be determined by the Administrator in accordance with section 409A of the Code and the regulations thereunder.

Section 1.10 Effective Date means January 1, 2009.

Section 1.11 Investment Benchmark means a hypothetical investment classification in which a Participant’s Memorandum Account shall be deemed to be invested for purposes of crediting or charging earnings, losses, appreciation or depreciation in accordance with section 3.2. Unless otherwise specified by the Administrator, the Investment Benchmark shall be the U.S. Prime Rate as reported in the Wall Street Journal, New York Edition on the day of application.

Section 1.12 Memorandum Account means, with respect to a Participant, a bookkeeping account maintained by the Company to which is credited the amount of the Participant’s deferred Cash Compensation, together with any earnings and appreciation thereon, and against which are charged any losses, depreciation or distributions thereof, pursuant to Article III.

Section 1.13 Memorandum Subaccount means, with respect to a Participant, a portion of the Participant’s Memorandum Account that is separately accounted for by the Company due to the application of unique provisions relating to the applicable distribution schedule or Investment Benchmark.

Section 1.14 Non-Employee Director means a voting member of the board of directors of a Participating Company who is not an officer or employee of any Participating Company.

Section 1.15 Participant means a Non-Employee Director or former Non-Employee Director who has a Memorandum Account under the Plan.

Section 1.16 Participating Company means the Company and any other company which, with the prior approval of the Board, may adopt this Plan.

Section 1.17 Plan means the Provident Financial Services, Inc. Board of Directors Voluntary Fee Deferral Plan.

Section 1.18 Service Recipient means with respect to a Participant on any date: (a) the corporation for which the Participant is performing services on such date; (b) all corporations that are liable to the Participant for the benefits due to him under the Plan; (c) a corporation that is a majority shareholder of a corporation described in section 1.18(a) or (b); or (d) any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending in a corporation described in section 1.18 (a) or (b).

Section 1.19 Termination of Service means cessation of all services to all Service Recipients in the capacity of a member of such Service Recipients’ board of directors. The occurrence of a Termination of Service shall be determined by the Administrator in accordance with section 409A of the Code and the regulations thereunder.

Section 1.20 Unforeseeable Emergency means, with respect to a Participant, a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, beneficiary or dependent (within the meaning of section 152 of the Code, without regard to sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code), loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The existence of an Unforeseeable Emergency shall be determined by the Administrator in accordance with section 409A of the Code and the regulations thereunder.

ARTICLE II

PARTICIPATION

Section 2.1 Election to Participate.

Any Non-Employee Director may elect to become a Participant in the Plan by submitting to the Administrator a written election, on a form prescribed by the Administrator, and subject to the provisions of such form, to defer the receipt of all or any portion of his Cash Compensation; provided, however, that no Non-Employee Director shall be permitted to defer receipt of Cash Compensation that is required to be withheld and remitted to any federal, state or local taxing authority pursuant to any requirement for the collection of tax at the source or that is required to fund any contribution or premium payment or co-payment required of the Non-Employee Director as a condition of participation in any benefit plan maintained by the Company or any other Participating Company at the time the election is made.

Section 2.2 Election to Defer Cash Compensation.

An election to defer Cash Compensation shall be made in writing on the form prescribed by the Administrator, shall specify the amount or percentage of each payment of Cash Compensation to be deferred subject to the provisions of such form, shall apply equally to all items of Cash Compensation, shall be made on or before the last day of any calendar year, and shall be effective for the calendar year following the calendar year in which such election is made and all subsequent calendar years unless status as a Non-Employee Director ceases or a change in the rate of deferral is elected pursuant to section 2.3. Notwithstanding the foregoing, an initial election to defer Cash Compensation, made by a Non-Employee Director and filed with the Administrator during the thirty (30) day period immediately following the date the Non-Employee Director first becomes eligible to participate in the Plan, shall take effect with the first payment of Cash Compensation that relates to a period of service that begins after such election is made, or such later date as the Non-Employee Director shall specify in his election.

Section 2.3 Changes in Participation.

(a) An election by a Participant pursuant to section 2.2 shall continue in effect until termination of status as a Participant; provided, however, that the Participant may, by written election filed with the Administrator, increase or decrease the portion of his Cash Compensation to be deferred, or discontinue such deferral altogether. Such election shall apply equally to all payments of Cash Compensation, and shall be effective with respect to Cash Compensation payable for services rendered after the end of the calendar year in which such election is filed with the Administrator.

(b) If a Participant incurs a Disability, or is found, on the Participant’s application, to have suffered an Unforeseen Emergency, or is otherwise eligible under section 409A of the Code, the Administrator may, in his sole discretion, cancel such Participant’s deferral election within thirty (30) days of the determination. Any later election by such Participant to reinstate deferrals after such cancellation shall be subject to the provisions of section 2.2.

(c) In the event that a Participant ceases to be a Non-Employee Director or in the event that a Non-Employee Director ceases to defer receipt of his Cash Compensation, the balance in his Memorandum Account shall continue to be adjusted in accordance with Article III. A Participant who has ceased to be a Non-Employee Director or a Non-Employee Director who has filed a written election to cease deferring receipt of any portion of his Cash Compensation may thereafter again file an election to defer receipt of his Cash Compensation in the manner described in sections 2.2 and 2.3.

ARTICLE III

ACCOUNTING FOR DEFERRED AMOUNTS

Section 3.1 In General.

The Administrator shall maintain a separate Memorandum Account for each Participant and may establish within such Memorandum Account one (1) or more Memorandum Subaccounts as may be necessary or appropriate to properly administer the Plan, including, but not limited to:

(a) a separate Memorandum Subaccount for each portion of a Participant’s Memorandum Account to which a unique distribution schedule is applicable;

(b) a separate Memorandum Subaccount for that portion of a Participant’s Memorandum Account that is required to be adjusted for earnings and losses on the basis of an Investment Benchmark that is different from the Investment Benchmark(s) applicable to other portions of the Memorandum Account.

Credits, charges, and other adjustments to each Participant’s Memorandum Account and any Memorandum Subaccounts shall be made in accordance with this Article III. Neither the Company nor any Participating Company shall fund its liability for the balances credited to a Memorandum Account or Memorandum Subaccount, but each shall reflect its liability for such balances on its books.

Section 3.2 Adjustments to Memorandum Accounts.

Each Participant’s Memorandum Account and applicable Memorandum Subaccount(s) shall be credited with amounts of Cash Compensation deferred by the Participant as of the date on which such Cash Compensation would have been paid to the Participant in the absence of a deferral election. Each Participant’s Memorandum Account shall be adjusted to reflect the amount of earnings, losses, appreciation or depreciation, as appropriate, that would result if the balances credited to the Participant’s Memorandum Account were actually invested in the Investment Benchmark, according to such terms, conditions and procedures as the Administrator may designate from time to time. Such adjustments shall be made monthly, or according to such other methods as the Administrator may direct, to reflect:

(a) credits of deferred Cash Compensation;

(b) credits reflecting income, dividends and appreciation attributable to the applicable Investment Benchmark;

(c) charges for losses or depreciation attributable to the applicable Investment Benchmark; and

(d) charges for payments to the Participant or his Beneficiary.

Except to the extent otherwise provided by the Administrator, all such adjustments in respect of activity during a month shall be made as of the last day of each month.

Section 3.3 Vesting.

Subject to section 5.3, all amounts credited to a Participant’s Memorandum Account shall be 100% vested at all times.

ARTICLE IV

TRUST

Section 4.1 Establishment of Trust.

The Company may establish one or more trust funds which may be used to accumulate funds to satisfy all or any portion of the Plan’s benefit liabilities to Participants, former Participants and their Beneficiaries under the Plan; provided, however, that the assets of such trust shall be subject to the claims of the creditors of the Company in the event that it is determined that the Company is insolvent; and provided, further, that the trust agreement shall contain such terms, conditions and provisions as shall be necessary to cause the Company to be considered the owner of the trust fund for federal, state and local income tax purposes with respect to all amounts contributed to the trust fund or any income attributable to the investments of the trust fund. The Company shall pay all costs and expenses incurred in establishing and maintaining such trust. Any payments made to a Participant, former Participant or Beneficiary from a trust established under this section 4.1 shall offset payments which would otherwise be payable by the Company in the absence of the establishment of such trust. Any such trust will conform to the terms of the model trust prescribed by Revenue Procedure 92-64, as the same may be modified from time to time.

Section 4.2 Contributions to Trust; Investments.

If a trust is established in accordance with section 4.1, each Participating Company shall make contributions to such trust in such amounts and at such times as may be specified by the Administrator or required pursuant to the terms of any trust agreement between the Company and the trustee that has been authorized by the Administrator.

Section 4.3 Unfunded Character of Plan.

Notwithstanding the establishment of a trust pursuant to section 4.1, the Plan shall be unfunded. Any liability of the Company or another Participating Company to any person with respect to benefits payable under the Plan shall be based solely upon such contractual obligations, if any, as shall be created by the Plan, and shall give rise only to a claim against the general assets of the Company or such Participating Company. No such liability shall be deemed to be secured by any pledge or any other encumbrance on any specific property of the Company or a Participating Company.

ARTICLE V

LIFE INSURANCE

Section 5.1 Authority to Purchase Life Insurance.

To assist it in meeting its financial obligations under the Plan, the Company may purchase and hold, or may cause the trustee of a trust described in Article IV to purchase and hold, insurance on the life or lives of such Participant or Participants in such amounts as the Board may determine. By electing to defer Cash Compensation under the Plan, a Participant shall be deemed to have authorized and consented to such purchase.

Section 5.2 Cooperation to Effect Purchases.

Each Participant shall take such actions (including but not limited to submitting to such physical examinations, providing such medical information and executing such applications, consents to the purchase of insurance and other documents and instruments) as the Administrator may reasonably request to facilitate the purchase of insurance authorized by the

Board. Any person who fails or refuses to cooperate in the purchase of such insurance may, in the discretion of the Board, be denied the right of future participation in the Plan, such denial to be effected in a manner that complies with the requirements of section 409A of the Code. No person shall be denied eligibility to participate in the Plan solely because he is deemed uninsurable by the carrier or carriers designated by the Board.

Section 5.3 Ownership of Policies.

The Company (or, if applicable, a trust described Article IV) shall be the legal owner of any life insurance policies purchased under the Plan and shall have and enjoy all of the incidents of ownership, including, but not limited to, the right to cancel, surrender, extend or assign the policy in whole or in part, the right to exercise borrowing privileges against the cash value of the policy, the right designate the beneficiary of any death benefit proceeds that may become payable thereunder, the right to receive policy dividends, the right exercise voting rights with respect to all matters on which the holder of the policy may vote, and, in the case of a mutual insurance company, the right to participate in and receive and hold any proceeds distributed in relation to the policy in connection with any demutualization transaction. In no event shall the Participant, his Beneficiary or his heirs, successors or assigns have any rights in, to or under any such policy, including but not limited to the right to receive any portion of any death benefit proceeds that may be payable upon the death of the Participant. In the event that the Participant, his designated Beneficiary or any of his heirs, successors or assigns attempts to challenge the rights of the Company (or, if applicable, a trust described Article IV), then, in addition to any other rights and remedies that may be available, any balance credited to the Participant’s Memorandum Account that is then unpaid shall be forfeited.

Section 5.4 Effect of Termination of Participation.

Neither the cessation of a Participant’s performance of services for the Company or any Participating Employer, nor the cessation of a Participant’s deferrals of Cash Compensation under the Plan, nor the complete distribution of the balance credited to the Participant’s Memorandum Account shall have any effect on the authority of the Company (or, if applicable, a trust described Article IV) to continue any life insurance policy then in effect on the life of such Participants for such future period as the Board may determine, including but limited to the period extending through the date of the Participant’s death.

ARTICLE VI

COMMON STOCK

Section 6.1 Trust Required.

To the extent the Investment Benchmark assigned to any portion of a Participant’s Memorandum Account is the Company’s Common Stock, shares of Common Stock equivalent to the number of shares in which the Memorandum is deemed invested shall be purchased by and held in a trust described in Article IV. Deferred amounts shall be converted into shares of Common Stock on the basis of the closing sales price for a share of Common Stock on the New York Stock Exchange (or if the Common Stock is not listed for trading on the New York Stock

Exchange, on another national securities exchange or inter-dealer quotation system selected by eh Administrator) on the conversion date. Amounts deemed invested in Common Stock shall remain so invested until distributed in accordance with the terms of the Plan.

Section 6.2 Dividends.

In the event a cash dividend is declared and paid on shares of Common Stock, such dividends with respect to shares held in trust under the Plan shall be converted into additional shares of Common Stock on the basis of the closing sales price for a share of Common Stock on the New York Stock Exchange (or if the Common Stock is not listed for trading on the New York Stock Exchange, on another national securities exchange or inter-dealer quotation system selected by eh Administrator) on the dividend payment date.

Section 6.3 Voting Rights.

Voting rights appurtenant to shares of Common Stock held in a trust described in Article IV shall be exercised by or at the direction of the Company or in the discretion of the trustee, as provided in the relevant trust agreement; provided, however, that the Administrator shall establish and implement a procedure by which a Participant may convey to the party having voting authority his preference with regard to the vote to be cast on any matter, and the party having such voting authority may, its discretion, take such preferences into account in casting a vote.

Section 6.4 Distributions.

The distribution of any balance credited to a portion of a Memorandum Account that is deemed invested in Common Stock shall be made in shares of Common Stock.

ARTICLE VII

DISTRIBUTIONS

Section 7.1 Early Distributions.

(a) In the event that a Participant has suffered an Unforeseeable Emergency, the Administrator may, in its sole discretion and to the extent permitted under section 409A of the Code, allow such Participant to obtain a lump sum withdrawal of an amount credited to his Memorandum Account that does not exceed the amount reasonably necessary to satisfy the emergency need, taking into account any additional compensation that is available on cancellation of a deferral election, or any reimbursement or compensation from insurance or otherwise.

(b) In the event of a Participant’s Disability, the entire balance credited to his Memorandum Account shall be distributed in a single lump sum .

(c) In the event of a Change in Control Event, the entire balance credited to each Participant’s Memorandum Account shall be paid to the Participant in a single lump sum.

(d) To the extent required to comply with the terms of a domestic relations order (within the meaning of section 414(p) of the Code) directed to and served upon the Plan, the Administrator may direct the payment of all or any portion of the balance credited to a Participant’s Memorandum Account at any time or in accordance with any payment schedule set forth in said order.

(e) To the extent necessary to effect compliance with a certificate of divestiture (within the meaning of section 1043(b)(2) of the Code), the Administrator may permit the distribution of all or a portion of the balance credited to a Participant’s Memorandum Account earlier than the times determined under section 7.2.

Section 7.2 Scheduled Distributions to Participants.

(a) Upon a Participant’s Termination of Service, except as provided in section 7.2(b), an amount equal to the balance credited to such Participant’s Memorandum Account shall be paid to the Participant in a single lump sum payment in the calendar year after the calendar year in which such Termination of Service occurs; provided, however, that:

(i) if a Participant attains the age of sixty-five (65) before Termination of Service, and the Participant so elects, in his initial participation election or in any subsequent deferral election, payment of balances credited to his Memorandum Account attributable to amounts deferred pursuant to such election shall be made to the Participant in three (3) annual installments, payable beginning in the calendar year after the calendar year in which such Termination of Service occurs; and

(ii) if a Participant so elects, in his initial participation election or in any subsequent deferral election, any balances credited to Participant’s Memorandum Account that are attributable to amounts deferred pursuant to such election shall be paid to the Participant either in a single lump sum payment in a specified calendar year that begins before his Termination of Service or in three annual installments beginning in a specified calendar year that begins before his Termination of Service.

(b) In the event that payment is to be made in installments, each installment shall be equal to the balance credited to the Participant’s Memorandum Account (or, if applicable, Memorandum Subaccount) as of the last day of the month ending immediately prior to the date on which payment is to be made, divided by the number of installment payments remaining to be paid (including the payment then being computed). Any portion of the balance credited to the Participant’s Memorandum Account that has not been paid shall continue to be adjusted pursuant to Article IV, in accordance with the Investment Benchmark in which the Participant’s Memorandum Account is deemed to be invested, until a distribution with respect to such amount has been made.

(c) Notwithstanding section 7.2(a), each Participant may, by written election given in such form and manner as the Administrator may prescribe, elect to defer the time and manner of distribution of the balance credited to any Memorandum Subaccount; provided, however, that:

(i) any such election shall not take effect until twelve (12) months after it is received by the Administrator; and

(ii) in the case of an election to defer a payment to be made on account of an event other than the Participant’s death, Disability or Unforeseeable Emergency, the first payment made under such election shall not occur until at least five (5) years later than such payment would otherwise have been made; and

(iii) in the case of an election to defer a payment to be made at a specified time or pursuant to a fixed schedule, such election shall be made at least twelve (12) months prior to the date of the first payment scheduled to be made on account of such specified time or fixed schedule.

Any such election shall conform to the requirements of section 409A of the Code and the regulations thereunder.

(d) Distributions shall be made on or within ninety (90) days following the date the Participant becomes entitled to payment.

Section 7.3 Distributions to Beneficiaries.

(a) A Participant may designate a Beneficiary or Beneficiaries by filing a written notice with the Administrator prior to the Participant’s death, in such form and manner as the Administrator may prescribe. A Participant who has designated a Beneficiary or Beneficiaries may change or revoke such designation prior to the Participant’s death by means of a similar written instrument received by the Administrator prior to the Participant’s death.

(b) In the event that a Participant dies before receiving payment of his entire Memorandum Account, payment of the value of the deceased Participant’s Memorandum Account shall be made in a lump sum to his Beneficiary or Beneficiaries within ninety (90) days after the Participant’s death. If no Beneficiary shall have been designated or if any such designation shall be ineffective, or in the event that no designated Beneficiary survives the Participant, payment of the value of the Participant’s Memorandum Account shall be made to the Participant’s personal representative, or, if no personal representative is appointed within ninety (90) days after the Participant’s death or such longer period as the Administrator deems reasonable in its discretion, provided that the exercise of such discretion must comply with section 409A of the Code, such payment shall be made to the Participant’s surviving spouse, or if he has no surviving spouse, to his then living descendants, per stirpes, in the same manner and at the same time as the Participant’s Memorandum Account would have been paid to a Beneficiary. If any Participant and any one or more of his designated Beneficiary(ies) shall die in circumstances that leave substantial doubt as to who shall have been the first to die, the Participant shall be deemed to have survived the deceased Beneficiary(ies). The presence of substantial doubt for such purposes shall be determined by the Administrator in its sole and absolute discretion.

Section 7.4 Mandatory Cashout of Small Balances.

Notwithstanding anything in the Plan to the contrary, except as provided in section 7.5, if, as of December 31 of any calendar year following a Participant’s Termination of Service, the balance credited to his Memorandum Account is less than or equal to the applicable dollar amount in section 402(g)(1)(B) of the Code, or as otherwise provided in section 409A of the Code and the regulations thereunder, the entire balance credited to his Memorandum Account shall be distributed in a single lump sum payment during the immediately following calendar year

Section 7.5 Restrictions on Payments to Specified Employees.

Notwithstanding anything in the Plan to the contrary, to the extent required under section 409A of the Code, no payment to be made to a specified employee (within the meaning of section 409A of the Code) on account of his Termination of Service shall be made sooner than six (6) months after such Termination of Service, and no payment shall be made to a specified employee within the six (6) months after such Termination of Service by reason of Disability, Unforeseeable Emergency or Change in Control Event that occurs after such Termination of Service. All payments required to be deferred hereunder shall be deferred to and payable on the first day of the seventh calendar month to begin after such Termination of Service

Section 7.6 One-Time Election During 2007 and 2008.

Notwithstanding anything in the Plan to the contrary, a Participant may, at any time prior to January 1, 2008, elect a new time and form of payment for the balance credited to his Memorandum Account as of December 31, 2007 and, prior to January 1, 2009, elect a new time and form of payment for the balance credited to his account as of December 31, 2008; provided, however, that the payment (a) shall be made no earlier than January 1, 2008 or January 1, 2009, as applicable and (b) shall be made in a single lump sum. Such an election shall be made in the form and manner to be determined by the Administrator.

ARTICLE VIII

ADMINISTRATION

Section 8.1 Administrator.

The Administrator shall, subject to the responsibilities of the Board, have the responsibility for the day-to-day control, management, operation and administration of the Plan. The Administrator shall have the following responsibilities:

(a) to maintain records necessary or appropriate for the administration of the Plan;

(b) to give and receive such instructions, notices, information, materials, reports and certifications as may be necessary or appropriate to the administration of the Plan;

(c) to prescribe forms and make rules and regulations consistent with the terms of the Plan and with the interpretations and other actions of the Committee;

(d) to require such proof or evidence of any matter from any person as may be necessary or appropriate in the administration of the Plan;

(e) to determine any question arising in connection with the Plan, including any question of Plan interpretation, and the Administrator’s decision or action in respect thereof shall be final and conclusive and binding upon all persons having an interest under the Plan; provided however, that any question relating to inconsistency or omission in the Plan, or interpretation of the provisions of the Plan, shall be referred to the Board by the Administrator and the decision of the Board in respect thereof shall be final;

(f) to review and dispose of claims under the Plan filed pursuant to section 8.2;

(g) if the Administrator shall determine that by reason of incompetence, illness, senility, insanity, or for any other reason, it is undesirable to make any payment to the person entitled thereto, to direct the application of any amount so payable to the use or benefit of such person in any manner that the Administrator may deem advisable or to direct in the Administrator’s discretion the withholding of any payment under the Plan due to any person under legal disability until a representative competent to receive such payment in his behalf shall be appointed pursuant to law;

(h) to discharge such other responsibilities or follow such directions as may be assigned or given by the Board; and

(i) to perform any duty or take any action which is allocated to the Administrator under the Plan.

The Administrator shall have the power and authority necessary or appropriate to carry out his responsibilities. The Administrator may resign only be giving at least thirty (30) days prior written notice of resignation to the Board, and such resignation shall be effective on the date specified in such notice.

Section 8.2 Claims Procedure.

Any claim relating to benefits under the Plan shall be filed with the Administrator on a form prescribed by it. If a claim is denied in whole or in part, the Administrator shall give the claimant written notice of such denial, which notice shall specifically set forth:

(a) the reasons for the denial;

(b) the pertinent Plan provisions on which the denial was based;

(c) any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is needed; and

(d) an explanation of the Plan’s procedure for review of the denial of the claim.

In the event that the claim is not granted and notice of denial of a claim is not furnished by the 30th day after such claim was filed, the claim shall be deemed to have been denied on that day for the purpose of permitting the claimant to request review of the claim.

Section 8.3 Claims Review Procedure.

Any person whose claim filed pursuant to section 8.2 has been denied in whole or in part by the Administrator may request review of the claim by the Board, upon a form prescribed by the Administrator. The claimant shall file such form (including a statement of his position) with the Board no later than sixty (60) days after the mailing or delivery of the written notice of denial provided for in section 8.2, or, if such notice is not provided, within sixty (60) days after such claim is deemed denied pursuant to section 8.2. The claimant shall be permitted to review pertinent documents. A decision shall be rendered by the Board and communicated to the claimant not later than thirty (30) days after receipt of the claimant’s written request for review. However, if the Board finds it necessary, due to special circumstances (for example, the need to hold a hearing), to extend this period and so notifies the claimant in writing, the decision shall be rendered as soon as practicable, but in no event later than one hundred twenty (120) days after the claimant’s request for review. The Board’s decision shall be in writing and shall specifically set forth:

(a) the reasons for the decision; and

(b) the pertinent Plan provisions on which the decision is based.

Any such decision of the Board shall be binding upon the claimant and the Participating Company, and the Administrator shall take appropriate action to carry out such decision.

Section 8.4 Other Administrative Provisions.

(a) Any person whose claim has been denied in whole or in part must exhaust the administrative review procedures provided in section 8.3 prior to initiating any claim for judicial review.

(b) Neither the members of the Board, the Administrator, nor any Non-Employee Director or employee of a Participating Company to whom responsibilities are assigned under the Plan shall be liable for any act of omission or commission by himself or by another person, except for his own individual willful and intentional malfeasance.

(c) The Administrator or the Board may shorten, extend or waive the time (but not beyond sixty (60) days) required by the Plan for filing any notice or other form with the Administrator or Board, or taking any other action under the Plan; provided, however, that no such shortening, extension or waiver shall be done that would cause any Participant to be in constructive receipt of the balance credited his Memorandum Account prior to the date on which such balance is scheduled to be paid or otherwise result in non-compliance with section 409A of the Code or the regulations thereunder.

(d) Any person, group of persons, committee, corporation or organization may serve in more than one fiduciary capacity with respect to the Plan.

(e) Any action taken or omitted by the Administrator or the Board or any delegate of the Board with respect to the Plan, including any decision, interpretation, claim denial or review on appeal, shall be conclusive and binding on and all interested parties and shall be subject to judicial modification or reversal only to the extent it is determined by a court of competent jurisdiction that such action or omission was arbitrary and capricious and contrary to the terms of the Plan.

ARTICLE IX

AMENDMENT AND TERMINATION

Section 9.1 Amendment by the Company.

The Company reserves the right, in its sole and absolute discretion, at any time and from time to time, by action of the Board, to amend the Plan in whole or in part. In no event, however, shall any such amendment adversely affect the right of any Participant, former Participant or Beneficiary to receive any benefits under the Plan in respect of participation for any period ending on or before the later of the date on which such amendment is adopted or the date on which it is made effective.

Section 9.2 Termination.

(a) The Company reserves the right, in its sole and absolute discretion, by action of the Board, to terminate the Plan, but only in the following circumstances:

(i) within thirty (30) days before or twelve (12) months after any Change in Control Event; provided, however, that in such event, all agreements, methods, programs, and other arrangements sponsored by the Company immediately after the time of the Change in Control Event with respect to which deferrals of compensation are treated as having been deferred under a single plan (under section 409A of the Code and the regulations thereunder) are terminated and liquidated with respect to each Participant that experienced the Change in Control Event, so that under the terms of the termination and liquidation all such Participants are required to receive all amounts of compensation deferred under the terminated agreements, methods, programs, and other arrangements within twelve (12) months of the date the Company irrevocably takes all necessary action to terminate and liquidate the agreements, methods, programs, and other arrangements.

(ii) at such other time and in such other circumstances as may be permitted under section 409A of the Code and the regulations thereunder.

(b) The Company reserves the right, in its sole and absolute discretion, by action of the Board, to suspend the operation of the Plan, but only in the following circumstances:

(i) With respect to Cash Compensation to be earned and paid in calendar years beginning after the date of adoption of the resolution suspending the operation of the Plan; and

(ii) At such other time and in such other circumstances as may be permitted under section 409A of the Code and the regulations thereunder.

In such event, no further Compensation shall be deferred following the effective date of the suspension and Memorandum Accounts in existence prior to such date shall continue to be maintained, and payments shall continue to be made, in accordance with the provisions of the Plan.

Section 9.3 Amendment or Termination by Other Companies.

In the event that a corporation or trade or business other than the Company shall adopt this Plan, such corporation or trade or business shall, by adopting the Plan, empower the Company to amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, upon the terms and conditions set forth in sections 9.1 and 9.2; provided, however, that any such corporation or trade or business may, by action of its board of directors or other governing body, amend or terminate the Plan, insofar as it shall cover employees of such corporation or trade or business, at different times and in a different manner. In the event of any such amendment or termination by action of the board of directors or other governing body of such a corporation or trade or business, a separate plan shall be deemed to have been established for the employees of such corporation or trade or business, and any amounts set aside to provide for the satisfaction of benefit liabilities with respect to employees of such corporation or trade or business shall be segregated from the assets set aside for the purposes of this Plan at the earliest practicable date and shall be dealt with in accordance with the documents governing such separate plan.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Notice and Election.

The Administrator shall provide a copy of this Plan and the resolutions of adoption to each Non-Employee Director who becomes eligible to participate, together with a form on which the Non-Employee Director may notify the Administrator of his election whether to become a Participant, which form, if he so elects, he may complete, sign and return to the Administrator.

Section 10.2 Construction and Language.

Wherever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and the masculine gender may be read as referring equally to the feminine gender or the neuter.

Section 10.3 Headings.

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 10.4 Non-Alienation of Benefits.

Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant, former Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such distribution or payment. If any Participant, former Participant or Beneficiary is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge encumber or charge any such distribution or payment, voluntarily or involuntarily, the Board, in its sole discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment, or any part thereof, to or for the benefit of such Participant, former Participant or Beneficiary, in such manner as the Board shall direct; provided, however, that no such action by the Board shall cause the acceleration or deferral of any benefit payments from the date on which such payments are scheduled to be made.

Section 10.5 Severability.

A determination that any provision of the Plan is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

Section 10.6 Waiver.

Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Plan shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of the Plan must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

Section 10.7 Governing Law.

The Plan shall be construed, administered and enforced according to the laws of the State of New Jersey applicable to contracts entered into in, and to be performed within the State of New Jersey by, parties each of whom is a citizen and resident of the State of New Jersey. The federal and state courts having jurisdiction in                      County, New Jersey shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan or in any way relating to the rights or obligations of any person under, or the acts or omissions of the Company, the Board, the Administrator, on any duly authorized person acting in their behalf in relation to, the Plan. By electing to participate in this Plan, the Participant, for himself and any other person claiming any rights under the Plan through him, agrees to submit himself, and any such legal action described herein that he shall bring, to the sole jurisdiction of such courts for the adjudication and resolution of such disputes. Any payments made pursuant to this Plan are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) and any regulations promulgated thereunder.

Section 10.8 Withholding.

Payments from this Plan shall be subject to all applicable federal, state and local income withholding taxes.

Section 10.9 No Deposit Account.

Nothing in this Plan shall be held or construed to establish any deposit account for any Participant or any deposit liability on the part of the Company or any Participating Company. Participants’ rights hereunder shall be equivalent to those of a general unsecured creditor of each Participating Company.

Section 10.10 Rights of Participants.

No Participant shall have any right or claim to any benefit under the Plan except in accordance with the provisions of the Plan. The establishment of the Plan shall not be construed as conferring upon any Participant or other person any legal right to a continuation of service or to any terms or conditions of service, nor as limiting or qualifying the right of a Participating Company, its board of directors or its stockholders to remove any Non-Employee Director or to fail to re-elect him or her or decline to nominate him or her for re-election.

Section 10.11 Status of Plan Under ERISA.

The Plan is intended to be a non-qualified deferred compensation plan maintained exclusively for non-employees. The Plan is not intended to comply with the requirements of section 401(a) of the Code or to be subject to Parts 2, 3 and 4 of Title I of ERISA. The Plan shall be administered and construed so as to effectuate this intent.

Section 10.12 Successors and Assigns.

The provisions of the Plan will inure to the benefit of and be binding upon the Participants and their respective legal representatives and testate or intestate distributes, and each

Participating Company and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of any Participating Company may be sold or otherwise transferred.

Section 10.13 Compliance with Section 409A of the Code.

The Plan is intended to be a non-qualified deferred compensation plan described in section 409A of the Code. The Plan shall be operated, administered and construed to give effect to such intent. In addition, notwithstanding section 8.1, the Plan shall be subject to amendment, with or without advance notice to Participants and other interested parties, and on a prospective or retroactive basis, including but not limited to amendment in a manner that adversely affects the rights of participants and other interested parties, to the extent necessary to effect such compliance.

Section 10.14 Effect of Restatement.

The Plan set forth herein shall, effective as of December 31, 2008 combine and restate, in their entirety, The Provident Bank Amended and Restated Board of Directors Voluntary Fee Deferral Program and The Provident Bank 2005 Amended and Restated Board of Directors Voluntary Fee Deferral Program and Provident Financial Services, Inc. Board of Directors Voluntary Fee Deferral Program.